Exhibit 10.96

LIQUIDATION AGREEMENT

This Liquidation Agreement (hereinafter, this “Agreement”) is made as of this 4th day of December, 2008 by and among:

YA GLOBAL INVESTMENTS, L.P., f/k/a Cornell Capital Partners, L.P., a Cayman Island exempt limited partnership as collateral agent (hereinafter, the “Collateral Agent”);

YA GLOBAL INVESTMENTS, L.P., f/k/a Cornell Capital Partners, L.P., a Cayman Island exempt limited partnership (“YA Global”), XENTENIAL HOLDINGS LIMITED (“Xentenial”), a corporation incorporated under the laws of the Republic of Cyprus, and STARAIM ENTERPRISES LIMITED (“Staraim”), a corporation incorporated under the laws of the Republic of Cyprus, each having an office at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303, and STAROME INVESTMENTS LIMITED (“Starome”), a corporation incorporated under the laws of the Republic of Cyprus, having an office at Athalassas, 47, 2nd Floor, Flat Office 202, Strovolos, P.C. 2012, Nicosia, Cyprus (hereinafter, collectively, the “Lenders”);

SMARTIRE SYSTEMS INC. (hereinafter the “Company”), a corporation incorporated under the laws of the Province of British Columbia with its principal place of business located at Suite #150 - 13151 Vanier Place, Richmond, British Columbia, Canada V6V 2J1; and

SMARTIRE TECHNOLOGIES INC., a corporation incorporated under the laws of the Province of British Columbia and SMARTIRE USA, INC., a corporation incorporated under the laws of the State of Delaware (hereinafter, collectively, the “Subsidiaries”), each with its principal place of business located at Suite #150 - 13151 Vanier Place, Richmond, British Columbia, Canada V6V 2J1.

Background

Reference is made to certain financing arrangements entered into by and between the Lenders and the Company evidenced by, among other things, the documents, instruments, and agreements set forth on Exhibit “A” attached hereto and incorporated herein by reference (collectively, together with all other documents, instruments, and/or agreements executed in connection therewith or related thereto, the “Financing Documents”).

One or more defaults have occurred under the Financing Documents prior to the date hereof, and certain of the obligations under the Financing Documents have matured and remain unpaid by the Company (hereinafter, the “Existing Defaults”).  The Company has informed the Lender that the Company and its Subsidiaries (collectively, jointly, and severally, the “Vendors”) have located a purchaser for the Vendors’ assets and have requested that the Lenders consent to the proposed sale (the “Sale”) upon the terms and conditions set forth in the asset purchase agreement in the form attached hereto as Exhibit “B” (the “APA”), and agree to allow the Company to use its existing cash and proceeds of the Lenders’ collateral, and/or certain proceeds of the Sale to pay certain costs and expenses of the Sale and certain costs and expenses of the Vendors’ wind-down after consummation of the Sale, and the Lenders have agreed to do so, but only on the express terms and conditions set forth herein.

Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Lenders and the Vendors, as follows:

Acknowledgment of Indebtedness

1.
The Vendors hereby acknowledge and agree that the Company is liable to the Lenders for all obligations under the Financing Documents, including, without limitation, the following (collectively, the “Obligations”):  (a) the amounts set forth on Exhibit “C” attached hereto and incorporated herein by reference, and (b) all fees, costs, expenses, and costs of collection (including reasonable attorneys’ fees and expenses) heretofore or hereafter accruing and/or incurred by the Lenders in connection with the Financing Documents, including, without limitation, all reasonable attorneys’ fees and expenses incurred in connection with the negotiation and preparation of this Agreement and all documents, instruments, and agreements incidental hereto.

Waiver of Claims

2.
The Vendors hereby acknowledge and agree that they have no offsets, defenses, claims, or counterclaims against the Collateral Agent, the Lenders and/or their respective officers, directors, employees, attorneys, representatives, predecessors, affiliates, parents, successors, and assigns (the “Released Parties”) with respect to the Financing Documents, the Obligations, or otherwise, and that if the Vendors now have, or ever did have, any offsets, defenses, claims, or counterclaims against the Released Parties whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Vendors each hereby RELEASE the Released Parties from any liability therefor.

Ratification of Financing Documents; Further Assurances

3.	The Vendors:

(a)
Hereby ratify, confirm, and reaffirm all of the terms and conditions of the Financing Documents.  The Vendors further acknowledge and agree that, except as specifically modified in this Agreement, all terms and conditions of the Financing Documents shall remain in full force and effect;

(b)
Hereby ratify, confirm, and reaffirm that (i) the obligations secured by the Financing Documents include, without limitation, the Obligations, and any future modifications, amendments, substitutions or renewals thereof, (ii) the Financing Documents, this Agreement, and the documents executed in connection herewith or related hereto (collectively, the “Transaction Documents”), grant security interests in favor of the Lenders in the undertaking of the Vendors and all present and after-acquired personal property and real property of the Vendors, and that such security interests remain in full force and effect, and (iii) all collateral, whether now existing or hereafter acquired, granted to the Collateral Agent and/or the Lenders pursuant to the Transaction Documents shall continue to secure all of the Obligations until payment in full of the Obligations; and

(c)
Shall, from and after the execution of this Agreement, execute and deliver to the Collateral Agent whatever additional documents, instruments, and agreements that the Lenders may reasonably require in order to vest or perfect the Transaction Documents and the collateral granted to the Lenders therein more securely in the Collateral Agent and Lenders and to otherwise give effect to the terms and conditions of this Agreement.

Budget; Payment of Budgeted Expenses

4.
The Vendors have presented the Lenders with a proposed wind-down plan (hereinafter, the “Wind-Down Plan”), together with a projected budget (hereinafter, the “Budget”) covering the period from the date of this Agreement through the anticipated wind-down of the Vendors’ operations on or about December 31, 2009 (hereinafter, the “Termination Date”), a copy of which is annexed hereto marked Exhibit “D”.  The Budget sets forth the anticipated expenses and costs of the Vendors’ operations through the date of closing on the Sale, and the subsequent wind down of the Vendors’ operations (hereinafter, the “Budgeted Expenses”).  In connection therewith:

(a)
The Vendors warrant and represent to the Lenders that the Budget contains the Vendors’ best estimate of all foreseeable, reasonable, and necessary expenses which may be incurred or otherwise are required to be paid in connection with the Sale and the subsequent wind-down of the Vendors’ operations.

(b)
Certain of the Budgeted Expenses identified on the Budget as “Funds req’d at closing” in the amount of $762,532.00 (the “Specified Expenses”), need to be paid on or before the closing on the Sale, and the Vendors do not have sufficient funds on hand to pay for the same.  Accordingly, the Vendors have requested that YA Global make a loan in the amount of $762,532.00 (the “Bridge Loan”) to fund such Specified Expenses, and YA Global has agreed to do so, subject to the following:

(i)	The Bridge Loan shall be made upon, and subject to, the terms and conditions set forth in a Bridge Note in the form attached hereto as Exhibit “E” (the “Bridge Note”);

(ii)
All amounts advanced under the Bridge Loan, and all interest accrued thereon and/or fees, costs, expenses, and costs of collection incurred in connection therewith and all other amounts due under the Bridge Loan Documents shall constitute Obligations, shall be secured by all collateral which secures the Obligations, and shall be repaid as part of the Obligations from the proceeds of the Sale and/or the Excluded Assets (as defined below) in accordance with the provisions of this Agreement, subject to certain agreements among the Lenders regarding the application of such proceeds; and

(iii)
At the option of YA Global, with the consent of the other Lenders, the proceeds of the Bridge Loan may be disbursed directly to the party to which the Specified Expense is due, or deposited into the Pledged Account, as defined below, to be used by the Vendors solely to pay the Specified Expenses.  The Vendors shall cooperate fully with YA Global in making such disbursements directly to the parties to which the Specified Expenses are owed, and shall execute and deliver to YA Global such notices, documents, instruments and/or agreements as YA Global may require in connection with the same.

(c)
Provided that no Termination Event, as defined below, has occurred, the Lenders (i) will permit the Vendors to use their cash on hand, or other cash or funds received by the Vendors from assets excluded from the Sale, as set forth on Schedule 2.01 to the APA (hereinafter, the “Excluded Assets”) to pay Budgeted Expenses and the proceeds of the Bridge Loan to pay Specified Expenses (if not disbursed directly as set forth above), but only to the extent that such Budgeted Expenses/Specified Expenses are actually incurred and are then due and payable, and, to the extent that the funds available pursuant to sub-section (i) are not sufficient to pay all such Budgeted Expenses, then (ii) will deposit in the Pledged Account (as defined below) from funds received under the APA, if and when such amounts are actually received by the Collateral Agent in good and collected funds, prior to such funds being distributed to the Lenders, sufficient amounts to pay such Budgeted Expenses that are actually incurred and then due and payable. The Vendors covenant and agree that they shall not, without the prior written consent of the Collateral Agent and the Lenders, pay any Budgeted Expense (x) prior to the week that such Budgeted Expense is scheduled to be paid as shown in the Budget, or (y) in excess of the Budgeted Expenses set forth in the Budget, whether by line item or in the aggregate.

Cash Management

5.
On or before December ___, 2008, the Company shall open an account (the “Pledged Account”) with a U.S. branch of Wachovia Bank, N.A., or another U.S. bank acceptable to the Collateral Agent and the Lenders and will deposit into the Pledged Account all cash, collections, and other funds as and when received by the Vendors, including, without limitation, all proceeds from the Excluded Assets and all proceeds of the Bridge Loan which are not directly disbursed per the provisions of Paragraph 4, above.  The Company shall execute and deliver all such documents (including a pledge agreement and control agreement) as such bank and the Lenders may require in order to grant the Collateral Agent for the benefit of the Lenders a perfected security interest in the Pledged Account to secure the Obligations.  The Vendors shall not open or maintain any deposit accounts, savings accounts, money market accounts, or any other account or investment, with any other bank, lending institution, or financial company, with the sole exceptions of the Pledged Account and the Company’s existing deposit account #’s _______, and _________ maintained with _______________ (the “Existing Accounts”) which the Vendors are required to keep open pursuant to the Transition Services Agreement entered into with Bendix (as defined below) in connection with the APA (the “Transition Services Agreement”) for 120 days for the sole purpose of collecting payments on accounts receivable which are to be sold to Bendix per the APA.  The Vendors covenant and agree that (a) any funds currently in such accounts which are not proceeds of accounts receivable sold to Bendix will be immediately transferred to the Pledged Account, (b) no funds of any nature shall be deposited in such accounts other than funds received from accounts receivable which have been sold to Bendix, and (c) the Vendors will close such accounts no later than 120 days from the date of the Transition Services Agreement.  Unless and until the occurrence of a Termination Event, the Company shall have access to the funds contained in the Pledged Account solely for the payment of Budgeted Expenses/Specified Expenses in accordance with Paragraph 4, above, provided, however, that the Company covenants and agrees that it will not pay any Budgeted Expenses/Specified Expenses without first providing at least three (3) days written notice to the Lenders of the same.  If and when the funds contained in the Pledged Account equal or exceed the amounts necessary to pay any remaining Budgeted Expenses, such excess funds shall be remitted to the Collateral Agent for the benefit of the Lenders in accordance with the instructions set forth on Exhibit “F” attached hereto.  Further, upon the earlier of (a) the completion of the wind-down of the Vendors’ businesses, or (b) the time at which all Budgeted Expenses that have been incurred or which are reasonably expected to be incurred, have been paid, all remaining funds contained in the Pledged Account shall be remitted to the Collateral Agent for the benefit of the Lenders in accordance with the instructions set forth on Exhibit “F” attached hereto.

Sale

6.
The Vendors have informed the Lenders that they have entered into the APA with Bendix CVS Canada Inc. (“Bendix”), as purchaser, and Bendix Commercial Vehicle Systems LLC, as guarantor of Bendix’s obligations under the APA, and have requested that the Lenders consent to the same.  The Lenders hereby consent to the Vendors entering into the APA.  In consideration of the Lenders providing their consent to the Vendors entering into the APA, the Vendors agree as follows:

(a)	Capitalized terms used in this Section and not otherwise defined herein, shall have the meaning therefore set forth in the APA.

(b)
The Vendors hereby acknowledge and agree that the Lenders hold a perfected, first priority security interest in the APA and the Escrow Agreement, and all of the Vendors rights thereunder, including, without limitation, all rights to payment thereunder and the right under the Escrow Agreement to the return of the undertaking and all assets of the Purchased Business if the transaction is unwound (which constitute rights in such undertaking and property and a continuing interest in such undertaking and property).  In that regard, the Vendors acknowledge and agree that all payments under the APA have been directed to the Collateral Agent in accordance with the instructions set forth on Exhibit “F” attached hereto, and upon receipt by the Collateral Agent, will be applied in reduction of the Obligations in a manner determined by the Lenders in their sole and exclusive discretion.  In the event that notwithstanding the foregoing, a Vendor receives, or otherwise obtains or comes into the possession of, any payments due under the APA, or any other proceeds of the Sale, then such Vendor shall hold such payments or proceeds in trust for the Lenders, and shall immediately remit the same to the Collateral Agent in accordance with the instructions set forth on Exhibit “F” attached hereto in the same form received, with any necessary endorsements thereon.

(c)
The Vendors covenant and agree that the Vendors will not, and will not cause or encourage any other party to, cancel, revoke, terminate, rescind, or abandon the APA, or to amend, modify, waive, or otherwise change any of the terms and conditions of the APA, or consent to any of the foregoing, in any manner, without the prior written consent of the Collateral Agent and the Lenders.

(d)
The Vendors shall provide the Lenders with notice immediately upon it becoming reasonably apparent to the Vendors that (i) either the Vendors or Bendix will not be able to consummate the Sale on or before December 5, 2008, or (ii) the required shareholder approvals will not be obtained on or before March 13, 2009.

(e)	The Vendors shall use their commercially reasonable best efforts to close on the Sale upon the terms contemplated by the APA on or before December 5, 2008.

(f)
Upon the closing of the Sale, the Vendors shall, as soon as is practicable thereafter, subject to applicable law, convene and hold a special meeting of the shareholders of the Company for the purpose of passing special resolutions to approve the Sale and any other transactions contemplated by the APA, but in any event on or before March 13, 2009, or if the Company is unable to obtain, after using its best efforts to do so, such shareholder approval of the Sale and the other transactions contemplated by the APA, the Company will use all reasonable commercial efforts to obtain an order of the British Columbia Supreme Court declaring that the Sale is for valuable consideration to Bendix who is dealing with the Company in good faith pursuant to Section 301(3)(a) of the Business Corporations Act (British Columbia) or is otherwise valid.

(g)
The Company covenants and agrees to cooperate fully with the Lenders who are entering into a voting agreement as contemplated by the APA, and to provide such Lenders with all such documents, instruments, agreements, and waivers as such Lenders may reasonably request, in connection with any such Lender’s conversion of a portion of the Obligations into shares of the Company pursuant to the terms and conditions of the Convertible Debentures set forth on Exhibit “A” attached hereto, to promptly issue the required shares to such Lenders, and to otherwise fully comply with all of the Company’s obligations under the Convertible Debentures and the other Financing Documents in connection with the same.

(h)
The Company covenants and agrees to cooperate fully with the Lenders, and to provide the Lenders with all such documents, instruments, agreements, and waivers as the Lenders may reasonably request, in connection with the Lenders’ performance pursuant to that certain Voting Arrangement Agreement of even date herewith entered into by and among Bendix, the Company, and the Lenders.

(i)
The Vendors will provide the Lenders with copies of all correspondence, notices, documents, agreements and other written information and/or materials relating to the Sale, the APA, the shareholder meeting, shareholder approval, the wind-down of the Vendors operations, and all related matters, as and when such materials are sent, or received by, the Vendors, and shall at all times keep the Lenders fully apprized of the status of the Sale, the Vendors efforts to obtain shareholder, or court, approval of the same, and, after the closing on the Sale, all transactions between the Vendors and Bendix thereafter, including, without limitation, the calculation of Closing Net Book Value and Final Net Book Value, and calculation of Earnout Payments.  In that regard, the Vendors covenant and agree (i) to provide the Lenders with copies of the Closing Net Book Value Statement and each Earn Out Statement promptly upon receiving the same, (ii) to provide the Lenders with prior notice before inspecting, examining or auditing any information or other materials provided by Bendix pursuant to Section 2.03 of the APA, or observing any physical inventory under Section 2.04 of the APA, and allow the Lenders and/or their auditor or representatives to participate in the same, (iii) not to dispute any Earn Out Statement or deliver a Notice of Objection to Bendix, or take any other material action under the APA, without first providing the Lenders with a detailed summary of the Vendors objection to the Earn Out Statement and/or Closing Net Book Value Statement, or proposed action, and obtaining the Lenders consent to the same, which consent shall not be unreasonably withheld, conditioned, or delayed, and (v) to provide the Lenders with prior notice of any other meeting or conference call with Bendix, and, at the Lenders request, allow the Lenders to participate in the same.

(j)
Weekly, on or before 11:00 a.m. on Wednesday of each week, the Vendors shall provide the Lenders with a report of the status of the Sale, the Vendors’ efforts to obtain shareholder or court approval of the Sale, the wind-down of the Vendors operations, and any other developments under or related to the Sale or the APA or the wind-down.  Each such report shall include a detailed summary of all sources and uses of cash, a comparison for the prior week of actual expenditures against the Budgeted Expenses set forth in the Budget, and a comparison of the status of the wind-down of the Vendors’ operations to the Wind-Down Plan.  In addition, the Vendors shall provide such other reporting and information as the Lenders may reasonably request from time to time.

(k)
The Lenders’ and or their auditor and/or other representatives or agents, shall be permitted access to the Vendors’ business premises, and/or the location at which the Vendors store their books and records, at any time during normal business hours upon reasonable prior notice and shall be afforded complete access to all information, books, and records as may be necessary in order to effectively monitor the Vendors’ progress in conducting the Sale, any post-sale transactions, such as the calculation of Closing Net Book Value or Earn Out Payments, and/or the wind-down of their operations.  The reasonable out-of-pocket costs incurred by the Lenders in connection with such inspections and the retention of auditors or other professionals in connection with the same shall be added to, and be a part of, the Obligations.

(l)
The Excluded Assets include the right to pursue a patent enforcement action with respect to two patents held by the Company.  In connection therewith, the Company will use commercially reasonable efforts to diligently prosecute such enforcement action, provided that the Company will not incur any obligations or liabilities, or pay any out-of-pocket expenses, in connection with the same without the Collateral Agent’s prior consent.  Further, the Company has ensured, under the terms of the Transition Services Agreement, that the employees that it may need in connection with prosecuting such enforcement action (namely Greg Tooke and Shawn Lammers) will be available, subject to reimbursing Bendix for their time, to the Company in connection with such litigation.  The Company acknowledges and agrees that all proceeds of such enforcement actions constitute the Lenders’ collateral, and agree that they will execute and deliver all necessary documents, instruments, and agreements to preserve, protect, perfect, or vest such interests in the Lenders and/or the Collateral Agent, as the Lenders may reasonably require, including, without limitation, to execute an assignment of any judgment(s) obtained in such actions to the Collateral Agent and/or Lenders.  Further, the Company agrees (i) that it will not settle such litigation without the Collateral Agent’s and Lenders consent, and (ii) all proceeds of the Excluded Assets shall be remitted to the Collateral Agent for the benefit of the Lenders in accordance with the instructions set forth on Exhibit “F” attached hereto.

(m)
The Vendors confirm and reaffirm that the consideration set forth in the APA is the only consideration being paid by Bendix, or on Bendix behalf, in connection with the Sale, and that no fees, commissions, or other amounts, or any other consideration, are being paid to the Vendors or any of the Lenders, or any of their respective officers or directors, in connection with the Sale, except as expressly set forth in this Agreement.

Guarantee and Grant of Security Interest by Subsidiaries

7.
In consideration of the Lenders consenting to the Sale, and permitting the Vendors to pay the Budgeted Expenses with the proceeds of the Lenders’ collateral, the Subsidiaries hereby guarantee to the Collateral Agent, for the benefit of all of the Lenders, the payment and performance of the Obligations, and grant the Collateral Agent, for the benefit of all of the Lenders, a security interest in and to all of their personal property.  In order to further evidence this grant of a security interest, each of the Subsidiaries have executed and delivered to the Collateral Agent a Guarantee and a Security Agreement of even date herewith.  Such Guarantees and Security Agreements shall constitute Financing Documents as defined hereunder.

Disposition of Remaining Collateral

8.
From and after the earlier of the occurrence of a Termination Event, or the Termination Date, but only to the extent that any Obligations remain unpaid, any collateral of the Lenders which remains may be disposed of by the Collateral Agent and/or Lenders, as appropriate, in such manner as the Collateral Agent and/or Lenders, in their sole and exclusive discretion, but subject to applicable law, may determine.  The Vendors shall execute and deliver to the Collateral Agent and/or Lenders, as applicable, whatever assents and waivers that the Lenders may require in connection with any such secured party’s sale or other disposition, and shall reasonably cooperate with the Collateral Agent and Lenders in connection with their efforts to liquidate any remaining assets of the Vendors and/or collect any outstanding accounts receivable.  In connection therewith, the Vendors hereby:

(a)
Acknowledge and agree that the Lenders may apply the proceeds realized from the disposition of the collateral in reduction of the Obligations in such manner as the Lenders, in their sole and exclusive discretion, may determine;

(b)	Acknowledge and agree that the Vendors are, and shall be, liable to the Lenders for any deficiency which remains after the disposition of all or any portion of the collateral; and

(c)
Acknowledge and agree that (i) nothing herein shall require the Collateral Agent and/or the Lenders to take possession of, sell by secured party sale, or otherwise dispose of the collateral, and (ii) the Collateral Agent and/or the Lender may exercise its rights and remedies to collect the Obligations from the Vendors without resort, or regard, to the collateral.

Power of Attorney

9.
Each Vendor hereby appoints the Collateral Agent as its attorney-in-fact, with full authority in the place and stead of such Vendor and in the name of each Vendor or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument which the Collateral Agent may reasonably deem necessary to accomplish the purposes of this Agreement or for the purpose of perfecting, confirming, continuing , enforcing or protecting the security interest in the collateral held by the Collateral Agent and/or the Lenders, including, without limitation, to (a) receive and collect all payments, or instruments made payable, to the Vendors under the APA or otherwise or any part thereof and to give full discharge for the same, (b) to exercise any and all of the Vendors rights under the APA, and to take all actions to preserve, protect, and/or enforce the same, and/or (c) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on any collateral as and when the Collateral Agent may determine.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Vendors agree that the powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and Lenders’ interests in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers.

Interest Rate; Repayment of Obligations

10.	From and after the execution of this Agreement, interest shall accrue upon, and the Obligations shall be repaid, as follows:

(a)	Interest shall continue to accrue upon the principal balance of the Obligations at the applicable non-default rate set forth in the Financing Documents;

(b)
All proceeds of the Sale, net of any amounts necessary to pay Budgeted Expenses, shall be applied in reduction of the Obligations in a manner determined by the Lenders in their sole and exclusive discretion;

(c)
After payment of all reasonable and necessary Budgeted Expenses actually incurred by the Vendors, all remaining cash and other funds of the Vendors, and all other proceeds of the Lenders’ collateral, shall be applied in reduction of the Obligations in a manner determined by the Lenders in their sole and exclusive discretion;

(d)	All Obligations shall be paid in full, in good and collected funds, upon the earlier of (i) the occurrence of a Termination Event, or (ii) the Termination Date; and

(e)	Any and all payments hereunder shall be made to the Collateral Agent for the benefit of the Lenders in accordance with the instructions set forth on Exhibit “F” attached hereto.

Forbearance by Lenders

11.
In consideration of the Vendors’ performance in accordance with this Agreement, the Lenders shall forbear from enforcing the Lenders’ rights and remedies under the Transaction Documents and/or applicable law against the Vendors, until the earlier of (i) the occurrence of a Termination Event, or (ii) the Termination Date. Notwithstanding the foregoing, nothing contained in this Agreement shall constitute a waiver by the Lenders of any default or event of default (including, without limitation, the Existing Defaults) under the Financing Documents, whether now existing or hereafter arising, nor a waiver by the Lenders of any of their claims, rights, and/or remedies with respect to any of the Vendors or any other third party under the Transaction Documents, applicable law, or otherwise.  This Agreement shall only constitute an agreement by the Lenders to forbear from enforcing their rights and remedies upon the terms and conditions set forth herein.

Termination Events

12.	The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Agreement:

(a)
The filing of a petition for relief by or against any of the Vendors under any insolvency law, including the United States Bankruptcy Code, Bankruptcy or Insolvency Act (Canada), Companies Creditors Arrangement Act (Canada), or other insolvency statute or proceeding;

(b)	The waiver, modification or amendment of any of the terms and conditions of the APA without the Lenders prior written consent;

(c)	The Vendors and Bendix fail to consummate the Sale in accordance with the terms of the APA on or before December 12, 2008;

(d)	The APA and/or the Sale is cancelled, terminated, revoked, voided, or rescinded for any reason;

(e)	The Vendors shall pay any expenses which are not Budgeted Expenses, or otherwise fail to comply with the Budget;

(f)
The issuance of an attachment, injunction, restraining order, or other order of any court of competent jurisdiction or government authority enjoining, restraining, or otherwise restricting the ability of the Vendors to consummate the Sale or to obtain a shareholder resolution ratifying the same;

(g)	The failure of the Vendors to conduct the wind-down of their operations substantially in accordance with the Wind-Down Plan;

(h)
The failure of the Vendors to promptly, punctually, or faithfully perform any term or condition of this Agreement as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE;

(i)	The failure of the Vendors to pay any amount required to be paid to the Lenders under this Agreement as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE; and

(j)	The failure of the Vendors to pay all Obligations in full on or before 5:00 p.m. on the Termination Date, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

Rights Upon Termination

13.
Upon the earlier of the occurrence of any Termination Event or the Termination Date, the Lenders’ forbearance as set forth in this Agreement shall automatically terminate, all Obligations shall become immediately due and payable in full, and the Collateral Agent and the Lenders may immediately commence enforcing their rights and remedies against the Vendors pursuant to the Transaction Documents and/or applicable law.  Further, upon the occurrence of any Termination Event, interest shall accrue on the outstanding balance of the Obligations at the default rate of interest set forth in the Financing Documents.

Reimbursement of Costs and Expenses

14.
Any and all reasonable out-of-pocket costs, expenses, and costs of collection (including reasonable attorneys’ fees and expenses) heretofore or hereafter incurred by the Lenders in connection with the protection, preservation, and enforcement by the Collateral Agent and/or the Lenders of their rights and remedies under the Financing Documents and this Agreement, including, without limitation, the negotiation and preparation of this Agreement, shall be added to, and be a part of, the Obligations.

Notices

15.
Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and (i) hand delivered, or (ii) sent by a recognized overnight courier, addressed to such party at its address indicated below:

(a)	If to the Collateral Agent or the Lenders, to both:

YA Global Investments, L.P.

c/o Yorkville Advisors, LLC

101 Hudson Street Suite 3700

Jersey City, NJ 07302

Attn:  Michael Schreck

and

Starome  Investments Limited

c/o Prentice Capital Management, LP

623 Fifth Avenue, 32nd Floor

New York, NY 10022

Attn: Mathew Hoffman, Esquire

With a copy to:

Douglas K. Clarke, Esquire

Riemer & Braunstein LLP

3 Center Plaza

Boston, MA 02108

Fax No. (617) 692-3485

(b)	If to the Vendors:

SmarTire Systems Inc.

5781 Lee Boulevard, Suite 208

Box #243

Lehigh Acres, FL 33971

U.S.A.

Attention: David Dodge

With a copy to:

Clark Wilson LLP

800 – 885 West Georgia Street

Vancouver, B.C. V6M 3R9

Attention: Bernard Pinsky

Fax No. (604) 687-6414

or at any other address specified by such party in writing upon seven (7) days written notice to the other parties.  Any such notice shall be treated as having been given upon the earlier of (i) actual receipt (by any method of delivery) by the person to whom the notice is addressed, or (ii) upon delivery to such address (or refusal to accept delivery).

Waivers

16.
Non-Interference.  From and after the occurrence of any Termination Event, the Vendors agree not to interfere with the exercise by the Collateral Agent and/or the Lenders of any of their rights and remedies.  The Vendors further agree that they shall not seek to distrain or otherwise hinder, delay, or impair the Collateral Agent’s and/or Lenders’ efforts to realize upon their collateral, or otherwise to enforce their respective rights and remedies pursuant to the Transaction Documents.  The provisions of this Paragraph shall be specifically enforceable by the Collateral Agent and the Lenders.

17.
Jury Trial.  Each of the Vendors hereby makes the following waiver knowingly, voluntarily, and intentionally, and understands that the Collateral Agent and the Lenders, in entering into this Agreement, are relying on such a waiver:  THE VENDORS HEREBY IRREVOCABLY WAIVE ANY PRESENT OR FUTURE RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH THE COLLATERAL AGENT OR THE LENDERS OR ANY ONE OF THEM BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST SUCH PARTY OR IN WHICH SUCH PARTY IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT OF, THE OBLIGATIONS, THE TRANSACTION DOCUMENTS, THE SALE, OR ANY RELATED MATTER.

Entire Agreement

18.
This Agreement shall be binding upon the Vendors and the Vendors’ respective successors, and assigns, and shall inure to the benefit of the Collateral Agent, the Lenders and their respective successors and assigns.  This Agreement and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between the parties hereto, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No modification, amendment, or waiver of any provision of this Agreement, or any provision of any other document, instrument, or agreement between the parties hereto shall be effective unless executed in writing by all of the parties hereto, and if such party be the Collateral Agent or a Lender, then by a duly authorized representative thereof.

Venue

19.
The Vendors agree that any legal action, proceeding, case, or controversy against the Vendors or any one of them with respect to the Obligations, the Transaction Documents, or any related matter may be brought in any Federal or state court located in the State of New Jersey, or the Supreme court located in the Province of British Columbia, as the Lenders may elect in their sole discretion.  By execution and delivery of this Agreement, the Vendors, for themselves and in respect of their property, accept, submit, and consent generally and unconditionally, to the jurisdiction of the aforesaid courts.

Construction of Agreement

20.	In connection with the interpretation of this Agreement and all other documents, instruments, and agreements incidental hereto:

(a)
All rights and obligations hereunder and thereunder, including matters of construction, validity, and performance, shall be governed by and construed in accordance with the law of the State of New Jersey and are intended to take effect as sealed instruments.

(b)	The captions of this Agreement are for convenience purposes only, and shall not be used in construing the intent of the parties under this Agreement.

(c)
In the event of any inconsistency between the provisions of this Agreement and any other document, instrument, or agreement entered into by and between the parties hereto, the provisions of this Agreement shall govern and control.

(d)
The parties have prepared this Agreement and all documents, instruments, and agreements incidental hereto with the aid and assistance of their respective counsel.  Accordingly, all of them shall be deemed to have been jointly drafted by the parties and shall not be construed against any one party.

Illegality or Unenforceability

21.
Any determination that any provision or application of this Agreement is invalid, illegal, or unenforceable in any respect, or in any instance, shall not affect the validity, legality, or enforceability of any such provision in any other instance, or the validity, legality, or enforceability of any other provision of this Agreement.

Informed Execution

22.	The Vendors warrant and represent to the Lenders that the Vendors:

(a)	Have read and understand all of the terms and conditions of this Agreement;

(b)	Intend to be bound by the terms and conditions of this Agreement; and

(c)	Are executing this Agreement freely and voluntarily, without duress, after consultation with independent counsel of their own selection.

[Remainder of Page Intentionally Left Blank - Signature Page to Follow]

IN WITNESS WHEREOF, this Liquidation Agreement has been executed as of the date first set forth above.

YA GLOBAL INVESTMENTS, L.P., as Collateral Agent and as a Lender By: Yorkville Advisors LLC, its InvestmentManager By: /s/ Mark Angelo Name: Mark Angelo Title: Portfolio Manager	SMARTIRE SYSTEMS INC. By: /s/ David Warkentin Name: David Warkentin Title: CEO
XENTENIAL HOLDINGS LIMITED, as a Lender By: /s/ Mark Angelo Name: Mark Angelo Title: Director	SMARTIRE TECHNOLOGIES INC. By: /s/ David Warkentin Name: David Warkentin Title: CEO
STARAIM ENTERPRISES LIMITED, as Lender By: /s/ Mark Angelo Name: Mark Angelo Title: Director	SMARTIRE USA, INC. By: /s/ David Warkentin Name: David Warkentin Title: CEO
STAROME INVESTMENTS LIMITED, as a Lender By: /s/ Matthew Hoffman Name: Matthew Hoffman Title: Authorized Signatory

Exhibit “A”

Financing Documents

1.           Securities Purchase Agreement dated as of May 20, 2005 by and between the Company and YA Global (“May 05 SPA”);

2.           Securities Purchase Agreement dated as of June 23, 2005 by and among the Company, YA Global, and Highgate House Funds, LTD, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of December 30, 2005, by and among the Company, the Lenders, and LCC Global Limited (“June 05 SPA”);

3.           Securities Purchase Agreement dated as of January 23, 2007 by and between the Company and Xentenial, as amended by that certain Amendment to Securities Purchase Agreement dated as of February 9, 2007, and as further amended by that certain Amendment to Securities Purchase Agreement dated as of on March 2, 2007 (“January 07 SPA”);

4.           Securities Purchase Agreement dated as of April 27, 2007 by and between the Company and Xentenial (“April 07 SPA”);

5.           Securities Purchase Agreement dated as of November 19, 2007 by and among the Company and Xentenial (“November 19, 2007 SPA”);

6.           Securities Purchase Agreement dated as of November 30, 2007 by and between the Company and Xentenial (“November 30, 2007 SPA”);

7.           Amended and Restated Convertible Debenture dated as of March 27, 2005 issued by the Company in favor of Staraim pursuant to the May 05 SPA in the original principal amount of $600,000 (“$600K Debenture”);

8.           Amended and Restated Convertible Debenture dated as of December 30, 2005 issued by the Company in favor of Starome pursuant to the June 05 SPA in the original principal amount of $20,000,000 (“$20M Debenture”);

9.           Amended and Restated Convertible Debenture dated as of June 10, 2005 issued by the Company in favor of YA Global pursuant to the May 05 SPA in the original principal amount of $1,500,000 (“$1.5M Debenture”);

10.           Amended and Restated Convertible Debenture dated as of December 30, 2005 issued by the Company in favor of Xentenial pursuant to the June 05 SPA in the original principal amount of $8,000,000 as amended by that certain Amendment No. 1 to Smartire Systems Inc. Amended and Restated Convertible Debenture No. 2 dated as of December 30, 2006 and effective as of August 16, 2007, as further amended by that certain Amendment No. 2 to Smartire Systems Inc. Amended and Restated Convertible Debenture No. 2 effective as of November 7, 2006 (“$8M Debenture”);

11.           Amended and Restated Convertible Debenture dated as of December 30, 2005 issued by the Company in favor of Staraim pursuant to the June 05 SPA in the original principal amount of $2,000,000, as amended by that certain Amendment No. 1 to Smartire Systems Inc. Amended and Restated Convertible Debenture No. 3 dated as of December 30, 2006 and effective as of August 16, 2007, as further amended by that certain Amendment No. 2 to Smartire Systems Inc. Amended and Restated Convertible Debenture No. 3 effective as of November 7, 2006 (“$2M Debenture”);

12.           Convertible Debenture dated as of January 23, 2007 issued by the Company in favor of Xentenial pursuant to the January 07 SPA in the original principal amount of $684,000 (“$684K Debenture”);

13.           Convertible Debenture dated as of February 9, 2007 issued by the Company in favor of Xentenial pursuant to the January 07 SPA in the original principal amount of $334,000 (“$334K Debenture”);

14.           Convertible Debenture dated as of March 2, 2007 issued by the Company in favor of Xentenial pursuant to the January 07 SPA in the original principal amount of $782,000 (“$782K Debenture”);

15.           Convertible Debenture dated as of April 27, 2007 issued by the Company in favor of Xentenial pursuant to the April 07 SPA in the original principal amount of $1,150,000 (“$1.15M Debenture”);

16.           Convertible Debenture dated as of November 19, 2007 issued by the Company in favor of Xentenial pursuant to the November 19, 2007 SPA in the original principal amount of $96,500 (“$96K Debenture”);

17.           Convertible Debenture dated as of November 30, 2007 issued by the Company in favor of Xentenial pursuant to the November 30, 2007 SPA in the original principal amount of $422,000 (“$422K Debenture”);

18.           Convertible Debenture dated as of August 20, 2007 issued by the Company in favor of Xentenial pursuant to the April 07 SPA in the original principal amount of $350,000 (“$350K Debenture”);

19.           Convertible Debenture dated as of January 17, 2008 issued by the Company in favor of Xentenial pursuant to the November 30, 2007 SPA in the original principal amount of $392,000 (“$392K Debenture”);

20.           Convertible Debenture dated as of February 20, 2008 issued by the Company in favor of Xentenial pursuant to the November 30, 2007 SPA in the original principal amount of $74,000 (“$74K Debenture”);

21.           Convertible Debenture dated as of June 20, 2008 issued by the Company in favor of Xentenial pursuant to the November 30, 2007 SPA in the original principal amount of $269,000 (“$269K Debenture”);

22.           Convertible Debenture dated as of August 1, 2008 issued by the Company in favor of Xentenial pursuant to the November 30, 2007 SPA in the original principal amount of $152,500 (“$152K Debenture”);

23.           Convertible Debenture dated as of August 15, 2008 issued by the Company in favor of Xentenial pursuant to the November 30, 2007 SPA in the original principal amount of $100,000 (“$100K Debenture”);

24.           Warrant dated as of November 30, 2007 executed and delivered to Xentenial by the Company granting Xentenial the right to purchase 225,000,000 shares of the Company’s common stock;

25.           Warrant dated as of December, 2005 executed and delivered to Staraim by the Company granting Staraim the right to purchase 4,162,500 shares of the Company’s common stock;

26.           Warrant dated as of January 17, 2008 executed and delivered to Xentenial by the Company granting Xentenial the right to purchase 225,000,000 shares of the Company’s common stock;

27.           Warrant dated as of February 20, 2008 executed and delivered to Xentenial by the Company granting Xentenial the right to purchase 41,925,000 shares of the Company’s common stock;

28.           Amended and Restated Warrant dated as of June 23, 2005 executed and delivered to Xentenial by the Company granting Xentenial the right to purchase 16,668,750 shares of the Company’s common stock;

29.           Security Agreement (Patent) dated as of April 27, 2007 granted by the Company in favor of the Lenders; and

30.           Security Agreement dated as of January 23, 2007 granted by the Company in favor of the Lenders, as amended by that certain Amendment No. 1 to Security Agreement dated as of April 27, 2007.

31.           Amended and Restated Warrant dated as of December 30, 2005 executed and delivered to Starome by the Company granting Starome the right to purchase 41,668,750 shares of the Company’s common stock;

Exhibit “B”

Asset Purchase Agreement

Exhibit “C”

Obligations

Amounts owed under the following documents as of December 1, 2008 (rounded to nearest dollar):

1.	The $20M Debenture:

a.	Principal: $19,202,198

b.	Interest: $6,170,423

c.	Total: $25,372,621

2.	The $600K Debenture:

a.	Principal: $600,000

b.	Interest: $107,583

c.	Total: $707,583

3.	The $1.5M Debenture:

a.	Principal: $820,000

b.	Interest: $150,908

c.	Total: $970,908

4.	The $2M Debenture:

a.	Principal: $1,415,400

b.	Interest: $567,034

c.	Total: $1,982,434

5.	The $8M Debenture:

a.	Principal: $7,100,025

b.	Interest: $2,509,084

c.	Total: $9,609,109

6.	The $684K Debenture:

a.	Principal: $684,000

b.	Interest: $128,820

c.	Total: $812,820

7.	The $334K Debenture:

a.	Principal: $334,000

b.	Interest: $61,326

c.	Total: $395,326

8.	The $782K Debenture:

a.	Principal: $782,000

b.	Interest: $139,022

c.	Total: $921,022

9.	The $1.15M Debenture:

a.	Principal: $1,150,000

b.	Interest: $186,556

c.	Total: $1,336,556

10.	The $350K Debenture:

a.	Principal: $350,000

b.	Interest: $45,597

c.	Total: $395,597

11.	The $96K Debenture:

a.	Principal: $95,500

b.	Interest: $10,133

c.	Total: $106,633

12.	The $422K Debenture:

a.	Principal: $422,000

b.	Interest: $51,625

c.	Total: $473,625

13.	The $392K Debenture:

a.	Principal: $392,000

b.	Interest: $41,683

c.	Total: $433,683

14.	The $74K Debenture:

a.	Principal: $74,000

b.	Interest: $7,030

c.	Total: $81,030

15.	The $269K Debenture:

a.	Principal: $269,000

b.	Interest: $14,705

c.	Total: $283,705

16.	The $152K Debenture:

a.	Principal: $152,500

b.	Interest: $6,202

c.	Total: $158,702

17.	The $100K Debenture:

a.	Principal: $100,000

b.	Interest: $3,600

c.	Total: $103,600

Exhibit “D”

Wind-Down Plan and Budget

Exhibit “E”

Bridge Note

BRIDGE NOTE

$762,532.00                                                                                                     As of December __, 2008

Smartire Systems Inc., a corporation incorporated under the laws of the Province of British Columbia, Smartire Technologies Inc., a corporation incorporated under the laws of the Province of British Columbia, and Smartire USA, Inc., a corporation incorporated under the laws of the State of Delaware (collectively, jointly, and severally, the “Borrowers”), hereby promise to pay to the order of YA GLOBAL INVESTMENTS, L.P. (“YA Global”), at the office of YA Global at 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07303, in lawful money of the United States and in immediately available funds, the principal sum of SEVEN HUNDRED AND SIXTY-TWO THOUSAND FIVE HUNDRED AND THIRTY-TWO DOLLARS ($762,532.00).
           This Note is the Bridge Note referred to in that certain Liquidation Agreement, dated as of the date hereof, between the Borrowers, YA Global as Collateral Agent and as a Lender, and Xentenial Holdings Limited, Staraim Enterprises Limited, and Starome Investments Limited as Lenders (as such agreement may be amended from time to time the “Liquidation Agreement”), and is subject to repayment upon the terms contained in the Liquidation Agreement. Capitalized terms used herein shall be defined as in the Liquidation Agreement.

           The outstanding unpaid principal balance of this Note shall bear interest at the rate of fourteen percent (14.0%) per annum.  Interest shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed, and shall be repaid in accordance with the terms of the Liquidation Agreement.

           If any payment on this Note becomes due and payable on a day which is not a Business Day, such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

           The Borrowers hereby waive diligence, presentment, protest and notice of any kind, and assent to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice.

           This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Borrowers and YA Global, or any holder hereof.

           This Note shall be governed by, and construed in accordance with, the laws of the State of New Jersey, and shall be binding upon the successors and assigns of the Borrowers and inure to the benefit of YA Global, its successors, endorsees and assigns. If any term or provisions of this note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions thereof shall in no way be affected thereby.

This Note is secured by all collateral granted to the Collateral Agent and/or the Lenders by the Borrowers under the Financing Documents, the Liquidation Agreement, or otherwise.
Executed under seal as of the date first set forth above.

SMARTIRE SYSTEMS INC. By:__________________________________ Name: Title:
SMARTIRE TECHNOLOGIES INC. By:__________________________________ Name: Title:
SMARTIRE USA, INC. By:__________________________________ Name: Title:

1120287.1
Exhibit “F”

Payment Instructions

Payments via wire shall be remitted in accordance with the following instructions:

Name of Account :        Riemer & Braunstein LLP
  Clients Trust Fund

Account Number:         000053776978

Bank: Bank of America
100 Federal Street
Boston, MA 02110

Transit Number:           0260-0959-3

All other payments shall be remitted to the following address:

Riemer & Braunstein LLP

3 Center Plaza

Boston, Massachusetts 02108

Attention:  Douglas K. Clarke, Esquire